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                                                                    EXHIBIT 10.9

                     TECHNICAL SERVICES/E-COMMERCE AGREEMENT

      This Technical Services/E-Commerce Agreement ("Agreement") is made and entered on the 1st day of December 2003, by and between Greg Norman Interactive, LLC, a limited liability company ("GNI"), with its principal executive offices located at 501 North A1A, Jupiter, FL 33477 and Ritz Interactive, Inc. a Delaware corporation ("RII"), with its principal executive offices located at 2010 Main Street, Suite 400, Irvine, California 92614.

                                    RECITALS

      A. GNI owns and/or controls the name(s), trademark(s), service marks and/or trade name(s) listed in Exhibit "A" attached hereto and incorporated herein by this reference (collectively referred to as the "GNI Marks"). GNI also owns and uses the domain names, internet websites and/or Internet protocol numbers listed in (i) Exhibit "B-1" attached hereto and incorporated herein by this reference (referred to as the "E-Commerce Sites") and Exhibit "B-2" attached hereto and incorporated herein by this reference (referred to as the "Content Sites" and together with the E-Commerce Sites are collectively referred to as the "GNI Internet Sites").

      B. By way of sales from and through the E-Commerce Sites, GNI sells various products of the type, style and brands described in Exhibit "C" attached hereto and incorporated herein by this reference (collectively referred to as the "GNI Products").

      C. RII will engage in direct marketing services on the Internet (as defined below) and will perform other Internet-related services and desires to sell GNI Products through the Internet and to use the GNI Marks and GNI Internet Sites in furtherance of such activities.

      D. GNI is desirous of having RII market and sell the GNI Products and perform other Internet-related services as described below and is willing to permit the use of the GNI Marks and GNI Internet Sites in furtherance of such activities, all under the terms and conditions set forth in this Agreement.

              NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

                                 1. DEFINITIONS

      The terms defined in the Recitals above shall have the meanings set forth above. The terms listed below shall have the meanings set forth below:

      1.1 "Content" means text, graphics, photographs, video, audio and/or other data or information containing the GNI Marks and/or Related Content.

      1.2 "GNI Product Internet Sales" means the marketing and/or sale of GNI Products over the Internet.

      1.3 "GNI-RII Sale Price" means the price at which RII shall sell each of the GNI Products to be sold pursuant to the terms of this Agreement, which price shall be as designated by GNI (upon two (2) business days written notice from GNI to RII) from time to

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time during the Term; provided, however, in no event shall such GNI-RII Sale
Price greater than the lowest price at which GNI either (i) is then offering to sell the subject GNI Product to any customers, licensees or any other party or
(ii) has sold the subject GNI Product within the preceding thirty (30) days to any customer, licensee or other party. Commencing as of the Effective Date and continuing until revised in accordance with the terms of the preceding sentence, GNI will provide to RII a comprehensive list of product pricing and those prices shall be deemed to be the GNI-RII Sale Price.

      1.4 "E-Commerce Sites" shall have the meaning as described in Section 3.3 below.

      1.5 "Effective Date" means December 1, 2003.

      1.6 "Intellectual Property Rights" means all inventions, discoveries, trademarks, service marks, patents, trade names, copyrights, know-how, intellectual property, shop rights, licenses, developments, research data, designs, technology, trade secrets, recipes, ingredient lists, test procedures, processes, route lists, internet domain names, literature, reports and other confidential information, intellectual and similar intangible property rights, whether or not patentable or copyrightable (or otherwise subject to legally enforceable restrictions or protections against unauthorized third party usage), maintained in any format.

      1.7 "Internet" means the global network of interconnected computer networks, each using the transmission control protocol/internet protocol and/or such other standard network interconnection protocols as may be adopted from time to time, which are used to transmit Content that is directly or indirectly delivered to a computer or other digital electronic device for display to an end-user, whether such Content is delivered through online browsers, off-line browsers, or through electronic mail, broadband distribution, satellite, wireless or otherwise, and any subset of such global network, such as intranets.

      1.8 "Internet Business" means a business or a component business that is engaged in (i) the sale of goods or services on the Internet or similar electronic media which sales are originated or consummated online or (ii) the offering of interactive services on the Internet supported by paid advertising or sponsorships.

      1.9 "Internet Site" means any site or service delivering Content on or through the Internet.

      1.10 "Launch Date" shall have the meaning as described in Section 3.3 below.

      1.11 "License" means the license(s) granted to RII pursuant to Article 3 below.

      1.12 "Offline Business" means a business or component of a business that is primarily engaged in the sale of goods and/or services through or by way of means or methods of distribution other than on or through the Internet.

      1.13 "Person" means any natural person, legal entity, or other organized group of persons or entities. (All pronouns whether personal or impersonal, which refer to Person include natural persons and other Persons.)

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      1.14 "Quarterly Period" means the period ending February 29, 2004 and every calendar quarter thereafter.

      1.15 "RII Network" means any Internet Sites owned, controlled, operated and/or maintained by RII, (including, but not limited to, the RII Existing Internet Sites (as described in Section 7.1 below) and/or any other Internet Sites owned, controlled, operated and/or maintained by RII after the Effective Date.

      1.16 "RII Competitor" means any party for which the sale of (i) boating, fishing and/or marine equipment and/or services or (ii) photographic equipments and/or services, is a material part of such party's business.

      1.17 "Related Content" means work owned or controlled by GNI and/or used by GNI in connection with the marketing and/or sale of the GNI Products.

      1.18 "Scope" means on the Internet and similar electronic media

      1.19 "Term" shall have the meaning as described in Section 4.1 below.

                          2. EXCLUSIVE INTERNET RIGHTS

      2.1 Until such time as this Agreement has been terminated, GNI shall not, and shall not permit any of its affiliates (including, but not limited to, Great White Enterprises, Inc., to, directly or indirectly (through one or more intermediaries) (i) sell to any party or (ii) grant any right, license or authority for any RII Competitor to sell, any GNI Products or any goods, services and/or products (similar to the GNI Products on or though the Internet.

        3. LICENSE OF GNI MARKS/RELATED CONTENT/DEVELOPMENT, HOSTING AND
                       MAINTENANCE OF GNI INTERNET SITES

      3.1 GNI hereby grants to RII, during the Term of this Agreement and subject to the terms and conditions contained herein (including, but not limited to, this Section 3.1), an exclusive, nontransferable license to use and reproduce the GNI Marks and/or any Related Content in connection with (i) GNI Product Internet Sales and (ii) any use on community web pages, worldwide, within the Scope contemplated by this Agreement. GNI agrees that it shall not transfer any right, title and and/or interest and/or grant a license or authorize another Person to so use and/or reproduce the GNI Marks and/or Related Content and in the event any other Person so uses and/or reproduces the GNI Marks and/or Related Content, GNI shall take all commercially reasonable steps so as terminate such use and/or reproduction. Nothing in this Agreement shall be construed to grant RII any ownership or other rights in or to the GNI Marks or Related Content, except in accordance with and to the extent of this license. This Section 3.1 shall not be construed so as to prohibit the use of the GNI Marks and Related Content by GNI, its licensees, business units, or affiliates and subsidiaries outside the Scope or in any Offline Business activity. Except as specifically provided in this Agreement (a) GNI is the sole and exclusive owner of the GNI Marks and Related Content and all goodwill associated with or appurtenant to them and (b) RII has no right to interest in the GNI Marks and Related Content, and RII's use of the GNI Marks and Related Content shall inure solely to the benefit of GNI.

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      3.2 GNI shall have the right to demand the withdrawal of any Content from the web pages on the RII Network in which the GNI Marks and Related Content appear which would subject GNI to a material risk of any unfavorable regulatory action, violate any law, infringe the rights of any person, or unreasonably subject GNI to liability (collectively "Prohibited Content Use"). Upon notice from GNI to withdraw any Content which constitutes a Prohibited Content Use, RII shall, in its discretion, either (i) cease using any such GNI Marks or Related Content, (ii) remove the Content from the Internet, in either case as soon as commercially and technically feasible, but in any event no later than fifteen
(15) business days after the date of GNI's notice or (iii) modify its use of the Content in a manner (to GNI's reasonable satisfaction) such that RII's future use of said Content shall not constitute a Prohibited Content Use. RII shall use commercially reasonable efforts to remove the GNI Marks and Related Content from any Internet Sites beyond its control to the extent the use of such Content constitutes a Prohibited Content Use ("Other Site Prohibited Content Use"). If RII cannot cause the cessation of the use or removal of the Content constituting an Other Site Prohibited Content Use, within fifteen (15) business days after RII receives notice of such Other Site Prohibited Content Use, RII will so notify GNI detailing why the cessation or removal cannot be effected within such time and when the cessation or removal will be effected, subject, however, to the terms of the preceding sentence.

      3.3 GNI understands, acknowledges and agrees that commencing as of the Effective Date, RII will be designing and engineering the existing GNI Store web site (http://sharkshop.site.yahoo.net/) at http://shopatshark.com (the "E-Commerce Sites"), which web site shall be in a form and style consistent with
(i) the other web sites included in the RII Network and (ii) industry standards. RII agrees to give GNI five (5) business days notice of its intention to launch the E-Commerce Sites. For purposes of this Agreement, the date upon which the E-Commerce Sites is so launched shall be referred to as the "Launch Date". Notwithstanding anything in this Agreement to the contrary, but subject to the terms of Section 2.1 above, prior to the launch GNI shall operate the GNI Internet Site and shall be entitled to all revenue resulting from said operations and after the launch RII shall operate the E-Commerce Sites and RII and GNI shall be entitled to all revenue resulting from said operations in accordance with the terms of Sections 8.7 and 8.8 below.

      3.4 RII will host, maintain and operate the GNI Internet Sites in a manner consistent with (i) the other web sites included in the RII Network and (ii) industry standards. GNI will be responsible for providing to RII all Content relating to the GNI Internet Sites, and RII shall post such Content so provided by GNI on the relevant web sites in a commercially reasonable period of time; provided, however, in no event shall such time exceed ten (10) days. GNI will be responsible for providing to RII the GNI-RII Sale Price for each GNI Product to be sold on the E-Commerce Sites[s], and, subject to the terms of Section 1.3 above, RII shall post such pricing on the relevant web sites in a commercially reasonable period of time; provided, however, in no event shall such time exceed ten (10) days. RII shall perform such duties relating to the operation of the E-Commerce Sites and Content Sites as described in Exhibit "D". Without limitation to the foregoing, (i) in the event RII posts Content on the RII Network, RI1 shall also provide appropriate links from the applicable RII Internet Site to the applicable GNI Internet Site and (ii) RII shall not post any Content on a RII Internet Site unless GNI has previously approved, in writing, the posting of Content on such Internet Site,

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which approval shall not be unreasonably withheld. GNI shall perform such duties relating to the operation of the E-Commerce Sites and Content Sites as described in Exhibit "E".

      3.5 During the Term, RII shall cross-promote and advertise the E-Commerce Sites on the RII Network and the RII Network on the GNI Internet Sites; provided, however, GNI understands, acknowledges and agrees that all decisions as to the timing, frequency, placement and form of such promotions and advertisements shall be made by RII, subject to the reasonable prior approval of GNI.

                                     4. TERM

      4.1 This Agreement shall begin on the Effective Date and shall continue for a period of five (5) years thereafter (the "Term") unless sooner terminated in accordance with this Article 4.

      4.2 GNI shall have the right (but not the obligation) to terminate immediately this Agreement upon the occurrence of any of the following events:

            (a) if RII is in material breach of any of its obligations or representations hereunder, which breach is not cured within thirty (30) days of receipt of written notice from GNI of such breach;

            (b) if RII files or is the subject of a voluntary petition in bankruptcy or any voluntary proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors, if such petition or proceeding is not dismissed within sixty (60) days of filing; or becomes the subject of any involuntary petition in bankruptcy or any involuntary proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors, if such petition or proceeding is not dismissed within sixty (60) days of filing;

            (c) if the business of RII is liquidated or otherwise terminated for insolvency or any other basis; or

            (d) if RII becomes insolvent or makes an assignment for the benefit of its creditors.

      4.3 RII shall have the right (but not the obligation) to terminate immediately this Agreement upon the occurrence of any of the following events:

            (a) if GNI is in material breach of any of its obligations or representations hereunder, which breach is not cured within thirty (30) days of receipt of written notice from RII of such breach;

            (b) if GNI is the subject of a voluntary petition in bankruptcy or any voluntary proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors, if such petition or proceeding is not dismissed within sixty (60) days of filing, or becomes the subject of any involuntary petition in bankruptcy or any involuntary proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors, if such petition or proceeding is not dismissed within sixty (60) days of filing;

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            (c) if the business of GNI is liquidated or otherwise terminated for insolvency or any other basis; or

            (d) if GNI becomes insolvent or makes an assignment for the benefit of its creditors.

      4.4 This Agreement shall automatically terminate (without the necessity of any notice to or from the parties hereto) concurrent with the termination of that certain Endorsement Agreement dated even date herewith by and between RII and Greg Norman.

      4.5 A party may exercise its right to terminate this Agreement pursuant to this Article 4 by sending written notice of such termination to the other party. No exercise by a party of its rights under this Article 4 will limit its remedies by reason of the other party's default, such party's rights to exercise any other rights under this Article 4, or any other rights of such party.

      4.6 Notwithstanding anything in this Article 4 to the contrary, the parties hereto understand, acknowledge, and agree that the termination of this Agreement will not result in the rescission of or otherwise affect the right (or, if elected by GNI, the obligation) of RII to sell, within ninety (90) days after such termination, any GNI Products previously sold by RII pursuant to the terms of this Agreement

                                  5. TRADEMARKS

      5.1 The parties acknowledge that the GNI Marks are trademarks or service marks owned or controlled by GNI and that all goodwill generated by RII's use of the GNI Marks shall inure to GNI's benefit or to the benefit of the GNI Marks' owner, as the case may be. Nothing contained herein shall constitute an assignment of the GNI Marks or grant to RII any right, title or interest therein, except as specifically set forth herein. RII shall maintain GNI's quality standards with respect to its use of the GNI Marks, and otherwise use the GNI Marks subject to any reasonable restrictions or requirements established by GNI from time to time. In the event that RII shall obtain any proprietary right in any GNI Marks, as a result of the exercise by RII of any right granted to it hereunder, such proprietary right shall immediately vest in GNI, however, RII shall be authorized to use such new proprietary right as though same had specifically been included in this Agreement.

      5.2 RII shall not file any application in any country to register a trademark that is the same as, similar to, or misleading with respect to the GNI Marks or any other trademark of GNI, without GNI's prior approval. If any application for registration is filed in any country by RII in contravention of this Section 5.2, GNI shall have the right to take appropriate action against RII, including seeking injunctive relief, to prohibit or otherwise restrain RII's use of the infringing mark.

      5.3 RII shall furnish GNI proofs of all materials bearing any GNI Marks licensed hereunder by such GNI (including, without limitation, printed or electronic copies of all GNI Internet Sites advertising and publicity materials). RII shall not authorize full-scale production of any such material until obtaining GNI's approval in each instance, which approval(s) shall not be unreasonably withheld. Approval by GNI shall not relieve RII of any

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of its warranties or obligations under this Agreement and all materials that bear any GNI Marks shall strictly conform to the samples and proofs approved by GNI. Samples and materials to be approved by GNI shall be submitted to such person that may be designated in writing by GNI.

      5.4 In the event that RII learns of any infringement or threatened infringement of the GNI Marks licensed for use under this Agreement, or that any Person claims or alleges that the such trademarks or logos are liable to cause deception or confusion to the public, RII shall immediately notify GNI of the substance of any such infringement, claim or allegation thereof, and, in the case of any infringing use, GNI shall take all steps necessary so as to cause the cessation of such use.

      5.5 Upon the expiration or termination of this Agreement, RII shall cease all use of the GNI Marks and Related Content, as soon as commercially and technically practicable, but in no event later than twenty (20) business days and shall remove or erase the GNI Marks and Related Content from the RII Network, and from any advertising and promotional materials, as soon as commercially and technically practicable, given customary Internet business practices, but in no event shall any such material remain on the RII Network more than thirty (30) business days after expiration or notice of termination, as applicable, and at GNI's request, RII shall certify in writing to GNI such removal or erasure. RII shall use a good faith effort to remove or erase GNI Marks and Related Content from any other sites or places not listed in the preceding sentences as soon as commercially and technically practical.

      5.6 RII shall cause the trademark notice "(R)" or "(SM)" and/or the legend "[Mark] is a trademark of GNI and is used under license" and/or such other legend as requested by GNI from time to time, to appear on promotional materials and, to the extent consistent with general Internet practices, on or in connection with services provided by RII.

                               6. CONFIDENTIALITY

      6.1 Except as and to the extent required by law, RII and GNI shall not disclose or use and each such party shall direct its representatives not to disclose or use to the detriment of the other party (the "Disclosing Party") any Confidential Information (as defined below) furnished, or to be furnished by the Disclosing Party to the other party (the "Recipient Party"). For purposes of this Section 6.1, "Confidential Information" means any information about Disclosing Party not in the public domain which the Recipient Party would reasonably expect to be treated as confidential, or is stamped "Confidential" or identified in writing as such to the Recipient Party promptly following its disclosure, unless (a) such information becomes publicly available through no fault of the Recipient Party or its representatives or (b) such information was available or becomes available to the Recipient Party on a non-confidential basis prior to its disclosure to the Recipient Party by the Disclosing Party, but only if the source of such information is not bound by a confidentiality agreement with the Disclosing Party or is not otherwise prohibited from transmitting the information to the Recipient Party by a contractual or legal obligation. Without limitation to the foregoing, a Recipient Party shall not be deemed to breach its obligations under this Section 6.1 in the event that (w) the disclosure of Confidential Information is necessary and appropriate in making any filing or obtaining any consent or approval required by law, (x) the furnishing or use of such

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Confidential Information is required by or necessary or appropriate in connection with any legal proceedings, (y) the disclosure is necessary in connection with enforcing the terms of this Agreement and/or to protect the respective rights or interests of GNI or RII as set forth herein, or (z) the disclosure is necessary in connection with the defense of any actions alleging that GNI is engaged in activities that violate the rights of any third parties.

                                  7. OWNERSHIP

      7.1 As between GNI and RII: (a) GNI is and shall be the exclusive owner of and, subject to the rights granted to RII pursuant to this Agreement, shall retain all right, title and interest to the GNI Marks and Related Content and GNI Internet Sites, including all Intellectual Property Rights therein (the "GNI Property") and (b) RII is the exclusive owner of and, subject to the rights granted to GNI pursuant to this Agreement, shall retain all right, title and interest to the RII Network, all name(s), trademark(s), service marks and/or trade name(s) listed in Exhibit "F" attached hereto and incorporated herein by this reference (collectively referred to as the "RII Marks") all domain names, internet websites and/or Internet protocol numbers listed in Exhibit "G" (the "Existing RII Internet Sites"), all work owned or controlled by RII and/or used by RII in connection with the marketing and/or sale through an Internet Business of any products other than GNI Products, and any Intellectual Property Rights in any of the foregoing (the "RII Property").

      7.2 Each party agrees that during or after the Term, (a) it shall not, directly or indirectly, intentionally do or suffer to be done anything which contests, or impairs, or tends to impair, and (b) shall cooperate as is reasonably necessary, at the other party's request and expense, to protect, the other's respective rights, titles, and interests specified in this Article 7, and further agrees to execute any documents that might be necessary to perfect each party's ownership of such rights, titles, and interests.

                      8. PURCHASE AND SALE OF GNI PRODUCTS

      8.1 GNI understands, acknowledges and agrees that RII shall offer for sale through the E-Commerce Sites the GNI Products at the GNI-R1I Sale Price and on the terms described herein. GNI agrees that during the Term, at GNI's sole cost and expense, it will cause to be delivered to such site[s] designated by RII ("RII Warehouses"), sufficient inventory of the GNI Products to meet, in a timely fashion, the demand for GNI Products sold on the E- Commerce Sites. RII agrees to provide GNI with monthly inventory status reports and to inform GNI, in a timely fashion, of any shortages or reasonably anticipated shortages of GNI Products at such RII Warehouses. Without limitation to the foregoing, GNI shall take all steps so as to maintain adequate inventory of all GNI Products so as to be able to ship any GNI Products ordered by E-Commerce Sites' customers within the time described in Section 8.4(b) below.

      8.2 With respect to any GNI Product(s) purchased on the E-Commerce Sites, RII shall provide to GNI such information as may be reasonably requested from time to time by GNI upon reasonable notice to RII; provided, however, in no event shall RII be required to release such information to GNI if such release would violate the terms of the privacy and confidentiality terms posted on the E-Commerce Sites (the "Privacy Terms"). Any such

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information so released to GNI in accordance with the terms of the preceding sentence shall be deemed jointly owned by RII and GNI, subject however, to the Privacy Terms, which Privacy Terms shall be binding on GNI.

      8.3 GNI shall make available to E-Commerce Sites' customers, and such customers shall be entitled to and shall receive, all manufacturer warranties or guaranties available with respect to any GNI Products on terms no less favorable to such customers as (a) to the extent applicable, are available to GNI's Offline Business customers purchasing similar GNI Products and/or, (b) subject to changes made by the respective manufacturers, as were available to e-commerce customers on the GNI Internet Sites prior to the Launch Date.

      8.4 Subject to GNI's satisfaction of its obligations pursuant to Section
8.1 above, RII shall cause to be provided the following services ("Fulfillment Services") on the terms and conditions described below:

            (a) RII shall provide all services necessary for the processing of all orders for GNI Products ordered by E-Commerce Sites' customers, including, but not limited to, services relating to receiving, quality control, storage, packing and shipping of GNI Products to such customers and processing of customer returns, maintenance of inventory balances and related services, all of which services shall be provided in a manner consistent with the terms of
Section 8.4(c) below. RII shall (i) shall receive and retain (subject to the terms of Section 8.7 below) all revenue resulting from the sale of any products on the E-Commerce Sites (including GNI Products as well as any other products ["RII Products"] sold on or through the RII Network) and (ii) provide all services relating to, and bear all risks associated with, the credit authorization, settlement and any subsequent (i.e., subsequent to the initial authorization and/or settlement) reversal of any credit previously issued to RII (either directly or through a correspondent merchant bank which has purchased the relevant credit card transactions) in connection with the prior authorization of any credit card transaction in which any products were purchased on the E-Commerce Sites.

            (b) RII agrees that all orders for GNI Products to be sold by RII hereunder shall be shipped to E-Commerce Sites' customers within a commercially reasonable period of time after the sale of the applicable GNI Product.

            (c) The Fulfillment Services to be provided by RII as described in this Section 8.4 shall be at least equal to the quality of those services as then being provided by RII on its own behalf in connection with the sales of products on the RII Network.

      8.5 In the event any E-Commerce Sites' customer returns to RII any GNI Product previously sold on the E-Commerce Sites, RII shall cause the return of the subject product to the RII Warehouse and in the event the GNI Product is not exchanged for a similar GNI Product of the same price, GNI shall have the obligation to issue appropriate credits in favor of RII, which shall be based on the actual GNI-RII Sale Price for the subject GNI Product. Without limitation to the foregoing, in the event the returned GNI Product is defective, RII shall ship such GNI Product to a location as designated by GNI.

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      8.6 During the term of this Agreement, GNI shall provide RII with copies of any and all information, documents, specifications, test results, marketing material and all other material relating to the testing, formulation, use, marketing and/or sale of the GNI Products (collectively referred to as "GNI Product Information"). RII shall have the right to use all such RII Product Information in connection with its efforts to sell the GNI Products through the E-Commerce Sites.

      8.7 In connection with the sales of any GNI Products consigned to RII and sold on the E-Commerce Sites or RII Network pursuant to the terms of this Agreement, RII shall pay to GNI 75% of the Net Sales Price (which Net Sales Price shall mean the gross sales price, less shipping, taxes and returns). In connection with the sales of any RII Products sold on the E-Commerce Sites pursuant to the terms of this Agreement, RII shall pay to GNI 10% of the Net Sales Price. In connection with the sales of any RII Products sold on the RII Network which sale originated from the customer "linking" to the RII Network from the E-Commerce Sites (in the same customer session on the Internet as the session in which such RII Products are so purchased by the customer), RII shall pay to GNI 10% of the Net Sales Price. Without limitation to the foregoing, in no event shall RII be required to pay to GNI more than 10% of the Net Sales Price in connection with the sale of any RII Product the sale of which is subject to the terms of this Section 8.7.

      8.8 In connection with the any advertising revenue received by either RII or GNI after the Launch Date in connection with the GNI Internet Sites, such revenue shall be split between RII and GNI (and RII shall pay to GNI or GNI shall pay to RII, as applicable) as follows: (a) with respect to advertising revenues for which GNI or its affiliates was the primary procuring source, (i) GNI shall receive 70% of the Net Advertising Revenue (which Net Advertising Revenue shall mean the gross advertising revenue, less any applicable costs and/or commissions payable to an advertising agency or similar entity) and (ii) RII shall receive 30% of the Net Advertising Revenue, (b) with respect to advertising revenues for which RII or its affiliates was the primary procuring source, (i) GNI shall receive 30% of the Net Advertising Revenue and (ii) RII shall receive 70% of the Net Advertising Revenue. Notwithstanding the foregoing, RII understands, acknowledges and agrees that GNI shall retain 100% of any and all advertising revenue from existing (as of the Effective Date) clients of GNI or its affiliates (i.e., Achusnet/Titleist and Greg Norman Collection issue).

                                  9. ACCOUNTING

      9.1 On a monthly basis, (a) RII will calculate the amount of products sold on the E-Commerce Sites and RII Network for which GNI is to receive a payment in accordance with the terms of Section 8.7 above (the "Monthly Sales Revenue") and
(b) RII and GNI, as applicable, will calculate the advertising revenue to be split between the parties in accordance with the terms of Section 8.8 above ("Monthly Advertising Revenue" and collectively with the Monthly Sales Revenue, the "Monthly Revenue"), for such period and provide a written summary to the other party of said Monthly Revenue, broken down by category and product in a manner and in a format as mutually agreed from time to time by RII and GNI. In the event of any dispute as to such summary statements, the parties shall, in good faith, diligently work towards resolving said inconsistency as soon as is commercially feasible. In the event that the amount of the Monthly Revenue for the applicable period ultimately agreed to by RII and GNI indicates an amount of Monthly Revenue inconsistent with the amount previously paid by one party to the other for the Monthly Revenue for the period in question then, within fifteen (15) days thereafter, the underpaying party shall immediately pay to the other party any shortfall in such payment or the overpaid party shall issue a credit to the other party for any excess payment. The parties understand, acknowledge and agree that payment by either party and/or acceptance by the other party of any amounts due under this Agreement shall not preclude either party from later challenging the accuracy thereof.

      9.2 Each of GNI and RII shall maintain accurate books and records as to all matters relating to any Monthly Sales Revenue, inventory of GNI Products delivered to, received by and maintained in the RII Warehouses ("GNI Inventory"), GNI-RII Sale Prices and Monthly Advertising Revenue. Either party may, at its own expense, examine and copy the books and records of the other party, as provided in this Section for the limited purposes of verifying the accuracy of the amount of the Monthly Sales Revenue, GNI Inventory, GNI-RII Sale Prices and Monthly Advertising Revenue. Either party ("Examining Party") may make an examination of a particular statement provided by the other party ("Examined Party") or for a period within one (1) year after the date of the applicable Monthly Revenue and/or two (2) years after the date the GNI Inventory was delivered to the RII Warehouses, as applicable. The Examining Party may make such examinations only during the other Examined Party's regular business hours, and at the place where the Examined Party regularly keeps its books and records. The Examining Party shall be required to notify the Examined Party at least ten
(10) days before the date of any planned examination and, provided that the Examined Party has previously cooperated with the Examining Party in the examination of such books and records, if such examination has not been completed within two months from commencement, the Examined Party may require the Examining Party to terminate such investigation on seven (7) days notice.

      9.3 RII understands, acknowledges, and agrees that, as between RII and GNI, RII will be responsible for any sales and use taxes payable in connection with the purchase by E-Commerce Sites' customers of any GNI Product sold on the E-Commerce Sites pursuant to the terms of this Agreement ("Customer Sales/Use Tax Event"). RII agrees to indemnify and hold harmless GNI and it affiliates from and against any and all damages, losses, taxes, deficiencies, penalties and/or any other obligations resulting from, or arising out of any such Customer Sales/Use Tax Event.

               10. REPRESENTATIONS, WARRANTIES AND INDEMNIFICATION

      10.1 GNI represents and warrants that:

            (a) it has full power and authority and any permits and/or licenses necessary to enter into this Agreement;

            (b) it owns all right, title, interest in and to the GNI Internet Sites and has sufficient right and authority to license to RII all right, title and interest in and to such GNI Internet Sites;

            (c) it either owns or has a valid license to use the GNI Marks and Related Content licensed by it hereunder and has sufficient right and authority to grant to RII all licenses and rights granted by GNI hereunder;

            (d) the GNI Marks and Related Content licensed by it hereunder and the use thereof as permitted pursuant to this Agreement will not violate any law or infringe upon or violate any rights of any Person;

            (e) GNI is not in default under and the execution, delivery and performance by GNI of this Agreement will not conflict with, or result in a breach or termination of or constitute a default under, any lease, agreement, commitment or other instrument to which GNI is a party and the existence of which is required in connection with the performance by GNI of its obligations hereunder; and

            (f) this Agreement constitutes the valid and binding obligations of GNI enforceable against it in accordance with its terms.

      10.2 RII represents and warrants that:

            (a) it has the full power and authority and any permits and/or licenses necessary to enter into and fully perform this Agreement;

            (b) this Agreement constitutes the valid and binding obligations of RII enforceable against it in accordance with its terms;

            (c) RII is not in default under and the execution, delivery and performance by RII of this Agreement will not conflict with, or result in a breach or termination of or constitute a default under, any lease, agreement, commitment or other instrument to which RII is a party and the existence of which is required in connection with the performance by RII of its obligations hereunder; and

            (d) the GNI Internet Sites will be maintained and operated in compliance with all applicable federal, state, local and foreign laws.

      10.3 RII shall defend, indemnify, and hold GNI harmless from, against, and in respect of any and all claims, costs, expenses (including reasonable fees of counsel), liabilities, obligations, losses, damages, actions, suits or proceedings, of any nature (i) arising in connection with the breach of any representation, warranty or covenant of GNI under this Agreement; (ii) arising from or in connection with the assertion against GNI of any claim, whether at law or in equity, in contract or in tort, or under or by virtue of any statute, regulation or common law theory of liability, including any claim for payment or performance of any obligation, debt, or liability, whether fixed or contingent, arising in connection with (A) RII's hosting and operation of the GNI Internet Sites after the Launch Date or (B) any infringement or similar claim relating to the RII Property, and (iii) resulting from the negligence or willful misconduct of RII, its officers, directors, employees, agents or contractors.

      10.4 GNI shall defend, indemnify, and hold RII harmless from, against, and in respect of any and all claims, costs, expenses (including reasonable fees of counsel), liabilities, obligations, losses, damages, actions, suits or proceedings, of any nature (i) arising in connection with the breach of any representation, warranty or covenant of GNI under this Agreement; (ii) arising from or in connection with the assertion against RII of any claim, whether at law or in equity, in contract or in tort, or under or by virtue of any statute, regulation or common law theory of liability, including any claim for payment or performance of any obligation, debt, or liability, whether fixed or contingent, arising in connection with (A) GNI's hosting and operation of the GNI Internet Sites prior to the Launch Date or (B) any infringement or similar claim relating to the GNI Property, and (iii) resulting from the negligence or willful misconduct of GNI, its officers, directors, employees, agents or contractors.

      10.5 The indemnification obligations set forth in Section 10.3 and 10.4 above shall survive the termination of this Agreement.

                                   11. GENERAL

      11.1 Neither GNI nor RII may assign or transfer this Agreement, or its respective rights and obligations hereunder, in whole or in part without the other party's prior written consent. Any attempt to assign this Agreement without such consent shall be void and of no effect. Notwithstanding the foregoing, any party may assign this Agreement or any of its rights and obligations hereunder to any entity controlled by it ("Permitted Assignee"), so long as any such Permitted Assignee, or any division thereof agrees, in writing, that it succeeds to all of the rights and is subject to all of the obligations of the assignor under this Agreement.

      11.2 Any dispute or difference between the parties hereto arising out of or relating to this Agreement shall be settled by arbitration in accordance with the Commercial Rules of the American Arbitration Association by a panel of three qualified arbitrators. RII and GNI shall each choose an arbitrator and the two arbitrators so chosen shall choose the third. If either RII or GNI fails to choose an arbitrator within 30 days after notice of commencement of arbitration or if the two arbitrators fail to choose a third arbitrator within 30 days after their appointment, the American Arbitration Association shall, upon the request of any party to the dispute or difference, appoint the arbitrator or arbitrators to constitute or complete the panel as the case may be. Arbitration proceedings hereunder may be initiated by either RII or GNI making a written request to the American Arbitration Association, together with any appropriate filing fee, at the office of the American Arbitration Association in the county in which proceedings are to be held pursuant to the terms of the following sentence. All arbitration proceedings or litigation (to the extent the remedy requested is not, by law, available through arbitration [e.g., injunctive relief]) relating to any claims or disputes arising under or relating to this Agreement shall be brought in the county in which the principal executive office of the party not initiating such action or proceeding (i.e. the defendant or responding party) is located. The parties irrevocably submit and consent to the exercise of subject matter jurisdiction and personal jurisdiction over each of the parties by the federal and/or state courts in such jurisdiction (the "Selected Jurisdiction"). The parties hereby irrevocably waive any and all objections that any party may now or hereafter have to the exercise of personal and subject matter jurisdiction in the Selected Jurisdiction and to the laying of venue of any such proceeding or action brought in the Selected Jurisdiction. Any order or determination of the arbitral tribunal shall be final and binding upon the parties to the arbitration and may be entered in any court having jurisdiction.

      11.3 GNI is an independent contractor and when its employees act under the terms of this Agreement, they shall be deemed at all times to be under the supervision and responsibility of GNI; and no person employed by GNI and acting under the terms of this Agreement shall be deemed to be acting as agent or employee of RII or any customer of RII for any purpose whatsoever. RII is an independent contractor and when its employees act under the terms of this Agreement, they shall be deemed at all times to be under the supervision and responsibility of RII; and no person employed by RII and acting under the terms of this Agreement shall be deemed to be acting as agent or employee of GNI or any customer of GNI for any purpose whatsoever.

      11.4 Each party shall comply with all laws and regulations applicable to its activities under this Agreement.

      11.5 If any provisions of this Agreement (or any portion thereof) or the application of any such provision (or any portion thereof) to any Person or circumstance shall be held invalid, illegal or unenforceable in any respect by any arbitral tribunal of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof (or the remaining portion thereof) or the application of such provision to any other Persons or circumstances.

      11.6 All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand, facsimile, or sent, postage prepaid, by registered, certified or express mail or overnight courier service and shall be addressed or delivered as noted below and shall be deemed given (i) when so delivered by hand (with written confirmation of receipt), (ii) when transmitted, if sent by facsimile (with written confirmation of receipt) provided that a copy is mailed by registered or certified mail, return receipt requested, (iii) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), or (iv) three days after mailing (one business day in the case of express mail), if sent by registered mail (receipt requested):

              (a) if to RII,

                       Ritz Interactive, Inc.
                       2010 Main Street, Suite 400
                       Irvine, CA 92614
                       Attn: President
                       Facsimile No. (949) 442-0210

                       With a copy to:

                       Charles, Kane & Dye LLP
                       1920 Main Street, Suite 1070
                       Irvine, CA 92614
                       Attn: Bruce H. Charles

                       Facsimile No. (949) 852-9878

              (b)      if to GNI

                       Great White Shark Enterprises, Inc.
                       501 North A1A
                       Jupiter, FL 33477
                       Attn; President
                       Facsimile No. (561) 743-8831

      11.7 No failure of any party to exercise or enforce any of its rights under this Agreement shall act as a waiver of such right.

      11.8 This Agreement, along with the Exhibits hereto, contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter. No party shall be liable or bound to any other party in any manner by any representations, warranties or covenants relating to such subject matter except as specifically set forth herein.

      11.9 This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to each of the other parties.

      11.10 This Agreement shall be governed by and construed in accordance with the internal laws of the State of California applicable to agreements made and to be performed entirely within such State, without regard to the conflicts of law principles of such State.

      11.11 This Agreement is for the sole benefit of the parties hereto and nothing herein expressed or implied shall give or be construed to give to any person, other than the parties hereto any legal or equitable rights hereunder.

      11.12 The headings contained in this Agreement or in any Exhibit hereto are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All Exhibits attached hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit but not otherwise defined therein, shall have the meaning as defined in this Agreement. When a reference is made in this Agreement to a Section or an Exhibit, such reference shall be to a Section of, or an Exhibit to, this Agreement unless otherwise indicated.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

GREG NORMAN INTERACTIVE, LLC
a Florida limited liability company

BY: /s/ Bart Collins
    ----------------------------
Name, Title: Bart Collins - V.P.

RITZ INTERACTIVE, INC.,
a Delaware corporation

By: /s/ Fred H. Lerner
    -------------------------
    Fred H. Lerner, President

                                   EXHIBIT "A"

List and description of GNI Marks

1. GNI owns the names, trademarks, trade names and logos as listed below:

a) Greg Norman Interactive, LLC or GNI, Shark.com, the Shark.com logo, and the registered trademark for Shark.com, as well as the names Shop@shark.com, Shopatshark.com and Gregnormanproshop.com.

b) Great White Shark Enterprises, Inc or GWSE, the Greg Norman signature Shark design logo and the registered trademark for Great White and Great White Shark.

c) Greg Norman Golf Course Design or GNGCD and the round Shark logo.

d) Medallist Developments and the Medallist Developments logo, Macquarie Bank, the Macquarie Bank logo and any Medallist Developments communities and/or golf courses.

e) Greg Norman Turf Company or GNTC, GN-1, GNZ and Aussie Green turfs, as well as the registered trademarks for GN-1, GNZ and Aussie Green turfs.

f) Greg Norman Collection or GNC, a division of Reebok International, and the GNC logo, PlayDry moisture wicking fabric, the PlayDry logo, Greg Norman, the Greg Norman logo and registered trademark for Greg Norman.

g) Greg Norman Estates or GNE, the GNE logo, the registered trademarks for GNE and GNE with the Greg Norman Signature and Beringer Blass Wine Estates.

h) Greg Norman Australian Grille or GNAG, the GNAG logo and the registered trademark for GNAG.

i) Norman Expedition Yachts, Aussie Rules and the registered trademark of Aussie Rules.

j) Greg Norman Production Company or GNPC and the GNPC logo, Franklin Templeton Shootout or FTSO, the FTSO logo, the registered trademark for Shark Shootout, Tiburon, the Tiburon logo and the registered trademark for Tiburon.

                                   EXHIBIT "B"

                   List and description of GNI Internet Sites

               B-1  List and description of E-Commerce Sites

http://sharkshop.site.yahoo.net/
http://www.gregnormanproshop.com
http://www.shopatshark.com

               B-2  List and description of Content Sites

Great White Shark Enterprises
http://www.Shark.com
http://www.gregnorman.com
http://www.gregnorman.net
http://www.gwse.com
http://www.greatwhitesharkenterprises.com
http://www.theshark.com
http://www.greatwhiteshark.com
http://www.attacklife.com

Greg Norman Golf Course Design
http://www.gngcd.com
http://www.gregnormandesign.com
http://www.gregnormangolfcoursedesign.com

Greg Norman Turf Company
http://www.gregnormanturf.com

Greg Norman Collection
http://www.gregnormancollection.com
http://www.gncollection.com

Greg Norman Australian Grille
http://www.gregnormansaustraliangrille.com

Norman Yachts International
http://www.normanexpeditionyachts.com

Shark Shootout
http://www.franklintempletonshootout.com

                                   EXHIBIT "C"

                          Description of GNI Products

All goods and products offered for sale by GNI prior to and during the term of this Agreement by any means through which GNI sells goods and/or products, including but not limited to, the following goods and products: Greg Norman Collection apparel
Greg Norman Collection accessories

   -  hats

   -  caps

   -  belts

   -  socks

   -  towels

   -  golf gloves

   -  pens

Apparel and accessories with Shark.com logo

Golfbags

Golf travel bag

Attache case

Other apparel, goods, accessories or other products with the Shark logo that may be produced in the future

                                    EXHIBIT D

Without limitation to the terms of the attached Agreement, RII shall perform the following duties related to the hosting, maintenance and operation of the GNI Internet Sites:

   (a) RII has full power and authority under all relevant laws and regulations to copy and display the materials used or displayed in the GNI Store.

   (b) RII will not engage in any activities that defame, impersonate or invade the privacy of any third party or entity.

   (c) RII shall not in any way be connected with the transmission of junk mail, spam, and the unsolicited mass distribution of e-mail or with any unethical marketing practices to anyone in the GNI Store database.

   (d) RII reserves the right at any time to revise and modify the software, release subsequent versions thereof and to alter features, specifications, capabilities, functions, and other characteristics of the software, with notice to GNI. If any revision or modification to the Software materially changes GNI's ability to conduct business, GNI's remedy is to terminate the Agreement.

   (e) RII maintains information about the GNI Internet Sites on RII servers, including but not limited to GNI's account registration information, GNI's customer order information and sales information ("GNI Information"). GNI grants to RII a non-exclusive, worldwide,'royalty-free license concurrent with the terms of this Agreement to use GNI Information in aggregate form (i.e., in a form that is not individually attributable to GNI) for research, marketing and other promotional purposes.

   (f) RII is responsible for obtaining and maintaining all telephone, computer hardware and other equipment needed for its access to and use of the software and E-Commerce Sites and RII shall be responsible for all charges related thereto.

   (g) RII shall be responsible for: (i) the delivery of goods purchased in the GNI Store; (ii) resolving any disputes that may arise from the sale of goods in the GNI Store; (iii) researching and complying with any applicable laws, regulations or restrictions on items, or manner of sale or exchange that may pertain to transactions in which they participate; (iv) all applicable sales taxes and costs incurred in connection with the sale of GNI Products on the E-Commerce Sites.

   (h) RII may not offer for sale or sell any GNI Product to any customer in a jurisdiction where sales of such GNI Product violates applicable laws or regulations.

   (i) RII, in conjunction with GNI's obligations as described hi Paragraph (f) of Exhibit F, (i) will acquire when available from GNI the latest images of Greg Norman/Great White Shark Enterprises companies and convert to a usable size and format and (ii) will, upon receipt from GNI of images of products to be sold in the E-Commerce Sites, take and treat said images, including those owned by GNI and those not owned by GNI.

In the event of any inconsistence between the terms of this Exhibit E and the terms of the attached Agreement, the terms of the attached Agreement shall supersede and be deemed controlling over the terms of this Exhibit.

                                    EXHIBIT E

Without limitation to the terms of the attached Agreement:

1. GNI shall perform the following duties related to the operation of the GNI Internet Sites:

   (a) GNI reserves the right, in its sole discretion, upon reasonable notice to RII, to request changes, modifications, additions or removal of designated Content on the GNI Internet Sites.

   (b) GNI acknowledges and agrees that Content available from RII, including but not limited to text, software, music, sound, logos, trademarks, service marks, photographs, graphics, or video, is protected by copyright, trademark, patent, or other proprietary rights and laws, and may not be used in any manner other than as specified.

   (c) GNI agrees that GNI grants RII a non-exclusive, worldwide, royalty-free, non-revocable license concurrent with the terms of this Agreement under GNI's copyrights and other intellectual property rights, if any, in all material and content displayed in RII's Network to use, distribute, display, reproduce, and create derivative works from such material in any and all media and display in any manner on the RII Network. GNI also grants RII the right to maintain such content on RII's servers during the term of the Agreement and to authorize the downloading and printing of such material, or any portion thereof, by end users for their personal use.

   (d) GNI agrees that RII may disclose GNI Information in the good faith belief that such action is reasonably necessary: (i) to comply with the law; (ii) to comply with legal process; (iii) to enforce the Agreement; (iv) to respond to claims that GNI or the GNI Internet Sites are engaged in activities that violate the rights of third parties; or (v) to protect the rights or interests of GNI, RII or others.

   (e) Subject to the terms of Section 2.1 of the Agreement, GNI shall have the right to engage in a reciprocal-link strategy with any advertising and/or content partners that it currently has relationships with or may secure relationships with in the future.

   (f) Upon reasonable request of RII, GNI shall provide RII with assistance (on the RII network) as to any technical difficulty that may arise in connection with the GNI Internet Sites.

   (g) GNI will redirect to RII all e-mail related to the sale of GNI Products on or through the Internet and all other e-commerce related issues.

   (f) GNI will acquire and deliver to RII when available (i) the latest images of Greg Norman/GWSE companies and convert to a usable size and format and
   (ii) all images of products to be sold in the E-Commerce Sites, including those owned by GNI and those not owned by GNI.

2. GNI shall perform the following duties related to the operation of the Content Sites:

   (a) Development, design, redesign and maintain the Content Sites and any existing micro sites.

   (b) Develop, design, redesign and maintain any future micro sites of appropriate affiliated partners, and GNI shall assume all related expenses.

   (c) Respond to all e-mail inquiries of or related to public relations, Greg Norman, Great White Shark Enterprises ("GWSE") and all generic Greg Norman Collection questions.

   (d) Provide daily maintenance of Content Sites including:

      1. Continuous testing of sites on multiple computers, browsers and operating systems

      2. Program forms for data capture to MySQL database

      3. Daily site quality assurance

      4. Provide Content rotation at approximately 9 a.m. ET Monday-Friday in weeks that Greg Norman does not compete

      5. Provide Content rotation as above, and Content rotation at the conclusion of play on all days that Greg Norman does compete

      6. Compilation, editing and posting of materials from contributing writers

      7. Search and post appropriate Greg Norman, GWSE and affiliated companies news and features

   (e) Maintain client relations and provide updates and maintenance on an as-needed basis for the following partner sites:

      1. Great White Shark Enterprises

      2. Greg Norman Golf Course Design

      3. Medallist Developments

      4. Greg Norman Turf Company

      5. Greg Norman Collection

      6. Greg Norman Estates

      7. Greg Norman Australian Grille

      8. Norman Expedition Yachts (Aussie Rules)

      9. Greg Norman Production Company (Including Franklin Templeton Shootout)

In the event of any inconsistence between the terms of this Exhibit F and the terms of the attached Agreement, the terms of the attached Agreement shall supersede and be deemed controlling over the terms of this Exhibit.

                                   EXHIBIT "F"

                       List and description of RII Marks

AGAINST THE ELEMENTS
ATE NO MORE RED NECK
BIG PRINT CENTRAL
BIG PRINT ENLARGEMENT EXPRESS
BOATER'S WORLD
BOATER'S WORLD DISCOUNT
BOATER'S WORLD MARINE CENTERS
BOATERSWORLD.COM
CAMERA WORLD
CAMERA WORLD.COM
CAPTURE YOUR WORLD
DEAN'S
DEAN'S GRAND CANYON PHOTO
DESIGN ONLY (FOX)
E-ZCAM
FOCUS ON KIDS
FOR THE PICTURES OF YOUR LIFE
FOX
FOX DESIGN
FOX PHOTO
FREQUENT FOTO
HIDDEN IMAGE
KITS CAMERAS (AND DESIGN)
MCJON
MEDALLION
MVP
OTE ON THE EDGE
OUR EXPERTISE IS FREE
OUTER BANKS
P.A.W.S.
P.A.W.S. PRINT AT WOLF SERVICES
PHOTRO
PHOTRONIC
PHOTRONIC DEPOT
PHOTRONIC IMAGEINATION CENTER

PHOTRONIC IMAGEINATION CENTER
POWERBOAT DESIGN
PRESTO PRINTS
PRINT@WOLF.COM
PRINTATWOLF.COM
PROEX
QUALIDE
QUANTARAY
RITZ BIG PRINT
RITZ BLITZ
RITZ CAMERA
RITZ INTERACTIVE
RITZ WIRELESS NETWORK
RITZCAMERA.COM
RITZPIX.COM
ROAD WARRIOR
ROYAL MEDALLION
SEA BOWLD
WOLF BUCKS (& DESIGN)
WOLF CAMERA
WOLF CAMERA & VIDEO
WOLF CAMERA
WOLF CAMERA PORTRAIT STUDIO
WOLF CAMERA VISION
WOLF UNIVERSITY
WOLFBUCKS
WOLFCAMERA.COM
WOLFEXPRESS
WOLFPRO
WOLFTOUCH
WOLFXPRESS
WOLFXPRESS.COM

                                   EXHIBIT "G"

                   List and description of RII Internet Sites

180052focus.com
1800826boat.com
1877boating.com
1 hourbigprint.com
216.35.214.90
800826boat.com
800alawyer.com
accesscamera.com
agfa-cameras.com
baotersworld.com
bassonly.com
batteriesgo.com
batteriesonly.com
batterygo.com
bigeprints.com
bigprintgallery.com
bigprintnet.com
binocularsonly.com
binocularsonly.com
boatersnet.com
boatersworld.biz
boatersworld.com
boatersworldauctions.com
boatersworldgov.com
boatersworldgsa.com
boatersworlds.com
boaterworld.com
boatingandmore.com
boatinginc.com
boatingonly.com
buyphotoalley.com
call 1800florist.com
CameraAccessoriesOnly.com
cameraalley.com
camerafixer.com
camerafixit.com
cameraphonesonly.com
camerarepairinc.com
camerashopinc.com
camerasonly.com
camerasonly.com
camerastoresonly.com
camerawarranties.com
camerawarranty.com
cameraworld.com
canon-camera.com
chicagoyachtnavigation.com
consumeless.com
consumeless.net
consumeless.org
davidmritz.com
deansphoto.com
digitalcameraprinters.com
error message - NO PAGE
excitingjewelry.com
ezsafes.com
ezsafes.net
ezsafes.org
filmonly.com
fishingandmore.com
fishinginc.com
fishingnow.com
fishingnut.com
fishingnuts.com
fishingonly.com
flyfishingplus.com
fotoalley.com
fotoworks.com
foxphoto.com
frequentphoto.com
fuji-cameras.com
globalcamera.com
golfingonly.com
gpsunitsonly.com
hotsaucerecipes.com
inkleys.com
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ixpprints.com
jxprints.com
jacksoncamera.com
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johnscamera.com
kitscamera.com
kitscameras.com
kodak-cameras.com
lawnmoweronly.com
lawnmowersonly.com
Lures4less.com

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

MemoryCardsOnly.com
minilabsonly.com
minolta-cameras.com
mufungo.com
myfishingnet.net
myonlinepictures.com
myphotoalley.com
mysailingnet.com
niceboat.com
nikon-cameras.com
onehourbigprint.com
onlinephotocenter.com
outerbanksfishing.net
outerbanksoutfitters.com
pcphotos.com
pcpicture.com
pentax-cameras.com
phobo.com
phobo.net
phobo.org
phoboauction.com
phoboauction.net
phoboauction.org
photoagain.com
photoalley.com
photo-alley.com
photoalley.net
photoalley.org
photoally.com
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photogeek.com
photogive.com
photography.com
photographymail.com
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photomore.com
photoroyal.com
photosagain.com
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polaroid-cameras.com
printatritz.com
printatwolf.com
printatwolf.com
proexcamera.com
proexphoto.com
professionalsonly.com
prosonly.com
rcenterprisesonly.com
recipesonly.com

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ritsauction.com
ritsauctions.com
ritsblitz.com
ritscamera.net
ritscamera.org
ritscameracenter.com
ritscameracenters.com
ritscameras.net
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ritzelectronics.com
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ritzfix.com
ritzgallery.com

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

ritzgolf.com
ritzhelp.com
ritzhelpdesk.com
ritzinteractive.biz
ritzinteractive.com
ritzinteractive.com/*
ritzinteractive.info
ritzinteractive.net
ritzinteractive.org
ritzinteractiveinc.com
ritz-interactiveinc.com
ritzinteractiveinc.net
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ritzjewelry.com
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ritzpix.com
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safesandmore.com
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seabowld.com
seeyourphotos.com
seeyourstore.com
sharepictures.com
sharingrecipes.com
sharingrecipes.net
sharingrecipes.org

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

shopritz.com
snapclick.com
SprintPhonesOnly.com
surfingonly.com
swapcamera.com
swapideas.com
swapphilosophies.com
swapphoto.com
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swaprecipes.org
swapsecrets.com
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telescopesonly.com
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tubsofflowers.com
ultimategems.com
ultimatehotsauce.com
underthedeck.com
vansphoto.com
VideoCamcordersOnly.com
violetcamera.com
watchyourstore.com
webritzcamera.com
wevegotpictures.com
whosmindingthestore.com
wolfcamera.com
wolfcamera.net
wolfcamera.org
wolfcameras.com
wolfecamera.net
wolfeexpress.com
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wolfpackcard.com
wolfscamera.com
wolfuniversity.com
wolfxpress.com
wolfxpress.net
wolfxpress.org

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